                                                                       Exhibit 3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------



$[Funding Amount]                                                [Funding Date]
  --------------                                                  ------------
                                                            Seattle, Washington

     For value received, DemandStar.com, Inc., a Florida corporation (the "Company"), promises to pay to Onvia.com, Inc. (the "Holder"), the principal sum
 -------                                             ------
of [Funding Amount] Dollars ($[Funding Amount]). Interest shall accrue from the
    --------------             --------------
date of this Note on the unpaid principal amount at a rate equal to nine percent (9%) per annum, compounded annually. This Note is subject to the following terms and conditions.

     1.  Maturity.
         --------

     (a) Maturity Date.  Unless converted as provided in Section 2 or unless
         -------------
terminated pursuant to Section 1( b) below, this Note will automatically mature and be due and payable on November 1, 2003 (the "Maturity Date"). Subject to
                                                 -------------
Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the Company's admission, in writing or otherwise, of its inability to pay its debts as they become due or its nonpayment of its debts as they become due, (ii) the commission of any act of bankruptcy by the Company, (iii) the execution by the Company of a general assignment for the benefit of creditors, (iv) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     (b) Effect of Termination of Merger Agreement on Maturity Date. The
         ----------------------------------------------------------
Company, the Holder and Dragon Acquisition Corporation are each party to a Merger Agreement, dated November 20, 2000 (the "Merger Agreement"). If the
                                                ----------------
Merger Agreement is terminated pursuant to Section 7.3(b)(i), (ii)(A) or
(iii)(A) and (B), then this Note will automatically mature and be due and payable thirty (30) days after such termination. If the Merger Agreement is terminated pursuant to Sections 7.3(b)(ii)(B) or (b)(iii)(A) (for the avoidance of doubt, without the occurrence of the events specified in Section 7.3(b)(iii)(B)), then this Note will automatically mature and be due and payable twelve (12) months after such termination.

     2.   Conversion.
          ----------

          (a) Investment by the Holder. At the option of the Holder and at any
              ------------------------
time after this Note becomes due and payable pursuant to Section 1 hereof, the entire principal amount of and accrued interest on this Note, and any and all other convertible notes made by the Company for the benefit of the Holder, may be converted into that number of shares of Series C Preferred Stock of the Company (the "Series C Preferred") equal to [Fully Diluted Percentage] of the
              ------------------             -------------------------
Company's outstanding capital stock on a fully-diluted basis (determined in accordance with United States generally accepted accounting principles, consistently applied) following conversion of this Note. The Series C Preferred shall have the powers, preferences and rights, and qualifications, limitations and restrictions set forth in the Certificate of Designation of Series C Preferred Stock of the Company (the "Certificate of Designation"), which is
                                     --------------------------
attached as Exhibit C to the Merger Agreement.
            ---------

          (b) Mechanics and Effect of Conversion. No fractional shares of the
              ----------------------------------
Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

     3.   Payment. Unless otherwise converted pursuant to Section 2, all
          -------
payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

     4.   Use of Proceeds. The Company shall use the proceeds of the Note to
          ---------------
fund:

          (a) its operational expenses and accounts payable (including any expense payable and incurred in connection with the Company's implementation of the Merger Agreement and the transactions contemplated thereby), each in the ordinary course of the Company's business;

          (b) for the payment of accrued but unpaid interest as of the date of the Merger Agreement to H.T.E., Inc., a Florida corporation ("H.T.E."), pursuant
                                                              ------
to that certain Promissory Note dated as of October 31, 1999 in the original principal amount of $1,750,000 executed by Target in favor of H.T.E., as modified by that certain Modification to Promissory Note dated as of into as of October 31, 2000 (the "Modifiication"), which payments of accrued but unpaid
                       -------------
interest shall not in the aggregate exceed One Hundred and Forty Thousand Dollars (US $140,000), provided, however, that no such payment shall be made
                       --------  -------
unless H.T.E. and the Company have entered into an agreement terminating H.T.E.'s right to receive securities pursuant to the Modification as a result of the transactions contemplated by the Merger Agreement (including, without limitation, securities issuable as a result of the loans and potential conversion of any Convertible Promissory Notes, including this Note, entered into pursuant to Section 5.13 of the Merger Agreement), with such agreement to be in form and substance reasonably satisfactory to Parent; and

          (c) for other corporate purposes approved by the Board of Directors of the Company and the Holder; provided, however that while the Note is
                               --------- -------
outstanding, none of the proceeds of the Note shall be used by the Company for the making or repayment of loans or for the payment of cash dividends without the Holder's prior written consent.

     5.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Holder that:

          (a) Organization, Good Standing and Qualification. The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Authorization. All corporate action on the part of the Company,
              -------------
its officers, directors and shareholders necessary for the authorization, sale, issuance and delivery of this Note, the shares of the Company's capital stock issuable on conversion thereof, and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the date of this Note. The Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     6.   Representations and Warranties of the Holder. The Holder hereby
          --------------------------------------------
represents and warrants to the Company that:

          (a) Purchase Entirely for Own Account. The Note to be acquired by the
              ---------------------------------
Holder will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder has not been formed for the specific purpose of acquiring any of the Note.

          (b) Knowledge. The Holder is aware of the Company's business affairs
              ---------
and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

          (c) Restricted Securities. The Holder understands that the Note has
              ---------------------
not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Note is a "restricted security" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold this Note and the shares of Series C Preferred issuable upon conversion of this Note (the "Securities") indefinitely unless the Note or the
                              ----------
Securities, as applicable, are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

          (d) Legends. The Holder understands that the Securities, and any
              -------
securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

              (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

              (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          (e) Accredited Investor. The Holder is an accredited investor as
              -------------------
defined in Rule 501(a) of Regulation D promulgated under the Act.

     7.   Transfer; Successors and Assigns. The terms and conditions of this
          --------------------------------
Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     8.   Governing Law. This Note and all acts and transactions pursuant hereto
          -------------
and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     9.   Notices. Any notice required or permitted by this Note shall be in
          -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or three business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     10.  Amendments and Waivers. Any term of this Note may be amended only with
          ----------------------
the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, the Holder and each transferee of the Note.

     11.  Action to Collect on Note. If action is instituted to collect on this
          -------------------------
Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

     12.  Execution and Delivery. This Note and the Securities shall be
          ----------------------
delivered to Holder in the State of Washington at the Holder's principal executive offices and shall not be delivered in the State of Florida.

                           (Signature page follows)

                                    COMPANY:

                                    DEMANDSTAR.COM, INC.


                                    By:_______________________

                                    Name:_____________________
                                                (print)

                                    Title:____________________

                                    Address:

                                    _____________________
                                    _____________________
                                    _____________________
                                    _____________________


AGREED TO AND ACCEPTED:

ONVIA.COM, INC.


By:  _______________________

Name: ______________________
             (print)
Title:  ____________________

Address:

_____________________
_____________________
_____________________
_____________________